Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seres Therapeutics, Inc. of our report dated March 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Seres Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts
December 30, 2022